UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2008

PRIMUS GUARANTY, LTD.

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation or organization)

001-32307 (Commission File Number)	Not Required (I.R.S. Employer Identification No.)

Clarendon House
2 Church Street
Hamilton HM 11, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 441-296-0519

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) At the annual meeting of shareholders of Primus Guaranty, Ltd., or the Company, held on April 30, 2008, the Company’s shareholders approved the Primus Guaranty, Ltd. Amended and Restated Incentive Compensation Plan, or the Plan, which amended and restated the Company’s 2004 Share Incentive Plan and superseded the Company’s Annual Performance Bonus Plan.

The Plan will preserve the Company’s ability to claim tax deductions for compensation paid under Section 162(m) of the Internal Revenue Code. In addition, the Plan permits designated options to purchase shares to qualify as incentive stock options under the Internal Revenue Code. Such qualification can give the holder of the options more favorable tax treatment.

The foregoing descriptions are qualified in their entirety by reference to the Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K. A description of the Plan which appears under the caption “Proposal Two—Approval of the Primus Guaranty, Ltd. Incentive Compensation Plan, as Amended and Restated” in the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 26, 2008, is incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 Primus Guaranty, Ltd. Amended and Restated Incentive Compensation Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS GUARANTY, LTD.

By:	/s/ Richard Claiden
Richard Claiden Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)

Dated: May 6, 2008

Index to Exhibits

Exhibit No.	Description
10.1	Primus Guaranty, Ltd. Amended and Restated Incentive Compensation Plan